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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): March 13, 2001


                                IFX Corporation
                                ---------------
            (Exact name of Registrant as Specified in Its Charter)

          Delaware                        0-15187                 36-3399452
          --------                        -------                 ----------
(State or Other Jurisdiction of   (Commission file number)     (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


                                IFX Corporation
                          707 Skokie Blvd., 5th Floor
                          Northbrook, Illinois 60062
                          --------------------------
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)


                                (847) 412-9411
                                --------------
             (Registrant's Telephone Number, Including Area Code)


         _____________________________________________________________
         (Former name or former address, if changed since last report)


ITEM 5.  OTHER EVENTS.

On March 13, 2001, Registrant secured a commitment for approximately $15.4 million in funding from UBS Capital Americas III, L.P. and UBS Capital LLC (collectively, the "Purchasers"), to be used for working capital purposes. Pursuant to the Stock Purchase Agreement dated as of March 13, 2001, by and among Registrant and the Purchasers (the "Stock Purchase Agreement"), subject to regulatory approval and other customary closing conditions, the Purchasers have agreed to purchase 4,418,262 shares of IFX Series B Convertible Preferred Stock. Each share of Series B Preferred Stock will have a purchase price of $3.50 and will be convertible into one share of the Registrant's common stock.
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The investment is expected to close after regulatory approval and other customary closing conditions. The Board of Directors of the Registrant, as well as shareholders of the Registrant having sufficient voting power to approve the transaction, have already approved the transaction. This investment will also cause the conversion ratio of the approximately 2 million shares of Series A Preferred Stock held by the Purchasers to be adjusted so that each share of Series A Preferred Stock will be convertible into approximately 3.52 shares of the Registrant's common stock, rather than one share of the Registrant's common stock as originally provided. After this investment, the Purchasers will own approximately 50 percent of the voting shares of the Registrant, as well as be entitled to appoint 3 out of Registrant's 7 directors. In addition, appointment of a fourth director, who will be an independent director, will be subject to the approval of the Purchasers and certain of Registrant's other principal shareholders. After the close of the investment, Registrant expects to have approximately 26 million shares of common stock outstanding assuming that all of the Registrant's convertible preferred stock is converted into common stock.

In connection with the sale of the Series B Preferred Stock, Registrant has agreed to (i) amend the IFX Corporation 1998 Stock Option and Incentive Plan (the "1998 Option Plan") to, among other things, increase the number of shares of Common Stock available for issuance under the 1998 Option Plan from 3,900,000 to 4,631,790 shares of Common Stock and (ii) adopt the IFX Corporation 2001 Stock Option Plan (the "2001 Plan").

Furthermore, on the closing of the sale of the Series B Preferred Stock, the Purchasers and the Registrant have agreed to invest approximately $1.8 million and $3.2 million, respectively, in Tutopia.com, Inc. ("Tutopia"), a former indirect subsidiary of the Registrant.


ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS



Exhibit Number      Description of Exhibit
--------------      ----------------------


   4.1 Certificate Of Designation, Number, Powers, Preferences And Relative, Participating, Optional And Other Rights Of Series B Convertible Preferred Stock Of Registrant
   4.2 Amended And Restated Certificate Of Designation, Number, Powers, Preferences And Relative, Participating, Optional And Other Rights Of Series A Convertible Preferred Stock Of Registrant
   10.1 Second Amended And Restated Stockholders Agreement Among Registrant, UBS Capital Americas III, L.P., UBS Capital LLC, International Technology Investments, LC, Joel Eidelstein, Michael Shalom and Casty Grantor Subtrust Dated as of March 13, 2001
   10.2 Series B Convertible Preferred Stock Purchase Agreement dated as of March 13, 2001 among the Registrant, UBS Capital Americas III, L.P. and UBS Capital LLC
   10.3   IFX Corporation 1998 Stock Option and Incentive Plan (as amended)
   10.4   IFX Corporation 2001 Stock Option Plan
   10.5 Amended And Restated Registration Rights Agreement dated as of March 13, 2001 among the Registrant, UBS Capital Americas III, L.P., UBS Capital LLC, International Technology Investments, LC and the Casty Grantor Subtrust
   99.1   Press release dated March 14, 2001

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
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           IFX Corporation



           By:   /s/ Joel Eidelstein
               ---------------------------
               Joel Eidelstein,
               President

Date:


            IFX CORPORATION

            EXHIBIT INDEX





Exhibit Number    Description of Exhibit
--------------    ----------------------


   4.1 Certificate Of Designation, Number, Powers, Preferences And Relative, Participating, Optional And Other Rights Of Series B Convertible Preferred Stock Of Registrant
   4.2 Amended And Restated Certificate Of Designation, Number, Powers, Preferences And Relative, Participating, Optional And Other Rights Of Series A Convertible Preferred Stock Of Registrant
   10.1 Second Amended And Restated Stockholders Agreement Among Registrant, UBS Capital Americas III, L.P., UBS Capital LLC, International Technology Investments, LC, Joel Eidelstein, Michael Shalom and Casty Grantor Subtrust Dated as of March 13, 2001
   10.2 Series B Convertible Preferred Stock Purchase Agreement dated as of March 13, 2001 among the Registrant, UBS Capital Americas III, L.P. and UBS Capital LLC
   10.3   IFX Corporation 1998 Stock Option and Incentive Plan (as amended)
   10.4   IFX Corporation 2001 Stock Option Plan
   10.5 Amended And Restated Registration Rights Agreement dated as of March 13, 2001 among the Registrant, UBS Capital Americas III, L.P., UBS Capital LLC, International Technology Investments, LC and the Casty Grantor Subtrust
   99.1   Press release dated March 14, 2001